SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2005

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

      On September 30, 2005, the Company announced that it has reached the target enrollment of patients in the second pivotal phase 3 clinical trial of its investigational drug methylnaltrexone (MNTX) for the treatment of opioid-induced constipation in patients with advanced medical illness. The Company expects to announce results from the 130-patient, multi-center, double-blind, randomized, placebo-controlled phase 3 study (MNTX 302) during the first quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

On September 30, 2005, PSMA Development Company LLC, a joint venture of Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Cytogen Corporation (Nasdaq: CYTO), announced positive preclinical findings of its novel prostate cancer drug, prostate-specific membrane antigen (PSMA) antibody-drug conjugate (ADC). A copy of the press release is attached hereto as Exhibit 99.2 and the information contained therein is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 7.01 in this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.     Description

99.1	Press Release dated September 30, 2005 regarding MNTX

99.2	Press Release dated September 30, 2005 regarding PSMA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     PROGENICS PHARMACEUTICALS, INC.

By:  /s/ ROBERT A. MCKINNEY
Robert A. McKinney
Chief Financial Officer, Vice President,
Finance and Operations and Treasurer

Date: September 30, 2005